EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introductory Note

On December 2, 2024, Coherus BioSciences, Inc., a Delaware corporation (“Coherus”), entered into an Asset Purchase Agreement (the “UDENYCA Purchase Agreement”) by and between Coherus and Intas Pharmaceuticals Ltd., a limited company incorporated in India (“Purchaser” or “Intas”). Pursuant to the UDENYCA Purchase Agreement, the closing of the UDENYCA Disposition occurred on April 11, 2025 (the “UDENYCA Disposition Date”). Capitalized terms used but not defined herein have those meanings set forth in the UDENYCA Purchase Agreement.

Pursuant to the terms and subject to the conditions set forth in the UDENYCA Purchase Agreement, Coherus agreed to divest its UDENYCA® (pegfilgrastim-cbqv) franchise (the “UDENYCA Business”) to Purchaser (the “UDENYCA Disposition”) for $483.4 million in cash, inclusive of $118.4 million for UDENYCA product inventory. Such consideration is subject to certain adjustments that will be finalized following the closing pursuant to the UDENYCA Purchase Agreement.

Coherus is eligible to receive two additional payments of $37.5 million each. The first such payment is payable to Coherus if Net Sales of UDENYCA for four consecutive fiscal quarters within the first five full fiscal quarters following the UDENYCA Disposition Date are equal to or greater than $300 million, and the second such payment is payable to Coherus if Net Sales of UDENYCA for four consecutive fiscal quarters within the first seven full fiscal quarters following the UDENYCA Disposition Date are equal to or greater than $350 million. Intas has designated Accord BioPharma, Inc., an indirect wholly owned subsidiary of Intas (“Accord”) to purchase the physical assets, including product inventory.

Unaudited Pro Forma Condensed Combined Financial Information

The purpose of the unaudited pro forma condensed combined financial information presented herein is to reflect the closing of the UDENYCA Disposition, explained in (i) below. There are previous transactions unrelated to the UDENYCA Disposition in (ii) and (iii) below which appear in the unaudited pro forma condensed combined statements of operations before the subtotal adjusted for historical transactions. The unaudited pro forma condensed combined financial statements of Coherus present the pro forma effects of the following:

(i)	the UDENYCA Disposition and (A) the assumed payment of $49.1 million, which represents the UDENYCA portion of the revenue participation right purchase and sale agreement (the “Revenue Purchase and Sale Agreement”) dated May 8, 2024 between Coherus and Coduet Royalty Holdings, LLC (“Coduet”) as of December 31, 2024. Following this required payment, there would no longer be an obligation to pay 5.0% of U.S. net sales of UDENYCA with respect to a specified net sales threshold during an applicable year and 0.5% of net sales of UDENYCA that exceeded the specified threshold during that year; and (B) the assumed payment of $230 million in aggregate principal amount, $0.7 million accrued interest and $3.8 million of transaction expenses to repurchase all outstanding 1.500% Convertible Senior Subordinated Notes due 2026 (the “Convertible Notes”) pursuant to both privately negotiated transactions (the “Private Repurchases”) with certain holders of Convertible Notes and the assumed repurchase of all remaining Convertible Notes by Coherus (the “Fundamental Change Repurchases” and, together with the Private Repurchases, the “Repurchases”). Coherus assumes the completion of the Fundamental Change Repurchases because the UDENYCA Disposition constituted a Fundamental Change (as defined in the indenture, dated as of April 17, 2020 (the “Indenture”), between Coherus and U.S. Bank Trust Company, National Association, as trustee). For pro forma purposes it is assumed that the payments pursuant to the Repurchases were made on December 31, 2024.
(ii)	the divestiture of Coherus’ YUSIMRY (adalimumab-aqvh) franchise through the sale of certain assets, including YUSIMRY, to Hong Kong King-Friend Industrial Company Ltd., a Hong Kong corporation

(“HKF”), and the assumption of certain liabilities by HKF (collectively, the “YUSIMRY Disposition”), which occurred on June 26, 2024 (the “YUSIMRY Disposition Date”), and
(iii)	the divestiture of Coherus’ ophthalmology franchise through the sale of its subsidiary, Coherus Ophthalmology LLC (the “CIMERLI Disposition”, and, together with the UDENYCA Disposition and the YUSIMRY Disposition, the “Combined Transactions”), which occurred on March 1, 2024 (the “CIMERLI Disposition Date”), and transactions related to the CIMERLI Disposition including the concurrent partial prepayment of Coherus’ term loans due in January 2027 (the “2027 Term Loans”) that occurred in April 2024.

The unaudited pro forma condensed combined balance sheet does not reflect items (ii) and (iii) above because such events occurred prior to the date of the balance sheet.

The unaudited pro forma condensed combined financial information presented below has been derived from:

●	the historical audited consolidated financial statements of Coherus for the years ended December 31, 2024 and 2023 contained in its Annual Report on Form 10-K for the year ended December 31, 2024; and

●	the related accounting records of Coherus for the years ended December 31, 2024 and 2023.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” which is referred herein as “Article 11.” Article 11 provides the following pro forma adjustments to the historical financial information:

●	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

●	Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

The transaction accounting adjustments are based on available information and assumptions that Coherus’ management believes are reasonable. However, such adjustments are preliminary estimates and actual experience may differ materially from expectations. There were no autonomous entity adjustments. Article 11 permits presentation of reasonably estimable synergies, dis-synergies and other transaction effects that have occurred or are expected to occur (“Management’s Adjustments”); however, Coherus has elected not to present Management’s Adjustments. Coherus expects to use tax attributes, which were previously not deemed realizable, to offset substantially all the U.S. federal income taxes related to the UDENYCA Disposition.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 was prepared as though the Combined Transactions occurred on January 1, 2024. The UDENYCA Disposition will represent a strategic shift; thus, the entire biosimilar business, inclusive of the CIMERLI, YUSIMRY and UDENYCA franchises, will be presented as discontinued operations. As such, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 has been recast to exclude results from discontinued operations and only present income (loss) from continuing operations.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 was prepared as though the UDENYCA Disposition occurred on December 31, 2024.

The unaudited pro forma condensed combined financial information is for illustrative purposes only, does not reflect what Coherus’ financial position and results of operations would have been had the Combined Transactions occurred on the dates indicated, is not necessarily indicative of Coherus’ future financial position and future results of operations and does not reflect all actions that may be taken by Coherus after the closing of the Combined Transactions. Additionally, the unaudited pro forma condensed combined financial information does not give effect to anticipated synergies, dis-synergies, operating efficiencies, tax savings or cost savings that may be associated with the Combined Transactions including the related transactions. The unaudited pro forma condensed combined financial information constitutes forward-looking information, is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated and should be read in conjunction with the accompanying notes thereto.

Coherus BioSciences, Inc.

Unaudited Pro Forma Condensed COMBINED Balance Sheet

December 31, 2024

(in thousands, except share and per share data)

	Historical Coherus	UDENYCA Disposition (3a)	UDENYCA Transaction Accounting Adjustments	Notes	Combined Balance Sheet
Assets
Cash and cash equivalents	$125,987	$-	$465,361	3b	$307,734
		-	(234,528)	3c
		-	(49,086)	3d
Trade receivables, net	111,324	-	-		111,324
TSA receivables, net	11,010	-	-		11,010
Inventory	70,094	(65,890)	-		4,204
Prepaid manufacturing	11,636	(4,983)	-		6,653
Other prepaids and current assets	11,532	(1,448)	-		10,084
Total current assets	341,583	(72,321)	181,747		451,009
Property and equipment, net	2,837	(261)	-		2,576
Inventory, non-current	43,776	(43,776)	-		-
Intangible assets, net	53,646	-	-		53,646
Other assets, non-current	6,691	(206)	-		6,485
Total assets	$448,533	$(116,564)	$181,747		$513,716

Liabilities and stockholders' equity (deficit)
Accounts payable	$28,456	$-	$-		$28,456
Accrued rebates, fees and reserves	164,867	-	-		164,867
TSA payables and other accrued liabilities	11,026	-	-		11,026
Accrued compensation	18,344	-	-		18,344
Accrued and other current liabilities	60,288	-	(6,573)	3b	38,899
		-	(728)	3c
		-	(14,088)	3d
Total current liabilities	282,981	-	(21,389)		261,592
Term loan	36,698	-	-		36,698
Convertible notes	228,229	-	(228,229)	3c	-
Lease liabilities, non-current	3,286	-	-		3,286
Other liabilities, non-current	29,329	-	(15,667)	3d	13,662
Total liabilities	580,523	-	(265,285)		315,238
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock ($0.0001 par value; shares authorized: 5,000,000; shares issued and outstanding: 0)	-	-	-		-
Common stock ($0.0001 par value; shares authorized: 300,000,000; shares issued and outstanding: 115,614,548)	12	-	-		12
Additional paid-in capital	1,419,266	-	-		1,419,266
Accumulated other comprehensive loss	(275)	-	-		(275)
Accumulated deficit	(1,550,993)	(116,564)	471,934	3b	(1,220,525)
		-	(5,571)	3c
		-	(19,331)	3d
Total stockholders' equity (deficit)	(131,990)	(116,564)	447,032		198,478
Total liabilities and stockholders' equity (deficit)	$448,533	$(116,564)	$181,747		$513,716

See accompanying notes to the unaudited pro forma condensed combined financial information.

Coherus BioSciences, INC.

Unaudited Pro Forma CONDENSED COMBINED STATEMENTS OF OPERATIONS

for the YEAR Ended December 31, 2024

(in thousands, except share and per share data)

		CIMERLI Disposition				UDENYCA Disposition
	Historical Coherus	CIMERLI Disposition (4a)	CIMERLI Transaction Accounting Adjustment (4b)	YUSIMRY Disposition (4c)	Subtotal adjusted for historical transactions	UDENYCA Disposition (4d)	UDENYCA Transaction Accounting Adjustment (4e)	Combined Statements of Operations
Net revenue	$266,960	$(27,079)	$-	$(7,541)	$232,340	$(205,951)	$-	$26,389
Costs and expenses:
Cost of goods sold	117,553	(16,877)	-	(8,058)	92,618	(83,891)	-	8,727
Research and development	93,336	(587)	-	177	92,926	(1,093)	-	91,833
Selling, general and administrative	167,738	(7,209)	-	(2,729)	157,800	(32,318)	-	125,482
Total costs and expenses	378,627	(24,673)	-	(10,610)	343,344	(117,302)	-	226,042
Income (loss) from operations	(111,667)	(2,406)	-	3,069	(111,004)	(88,649)	-	(199,653)
Interest expense	(27,158)	-	6,293	54	(20,811)	4,701	4,791	(11,319)
Gain on Sale Transactions, net	176,589	(153,783)	-	(22,806)	-	-	-	-
Loss on debt extinguishment	(12,630)	-	-	-	(12,630)	-	-	(12,630)
Other income (expense), net	3,373	-	-	-	3,373	4,250	-	7,623
Income (loss) before income taxes	28,507	(156,189)	6,293	(19,683)	(141,072)	(79,698)	4,791	(215,979)
Income tax provision (benefit)	-	-	-	-	-	-	-	-
Net income (loss) from continuing operations	$28,507	$(156,189)	$6,293	$(19,683)	$(141,072)	$(79,698)	$4,791	$(215,979)

Net income (loss) per share from continuing operations:
Basic	$0.25							$(1.89)
Diluted	$0.25							$(1.89)
Weighted-average number of shares used in computing net income (loss) per share from continuing operations:
Basic	114,553,537							114,569,747
Diluted	114,830,462							114,569,747

See accompanying notes to the unaudited pro forma condensed combined financial information.

Coherus BioSciences, INC.

Unaudited Pro Forma CONDENSED COMBINED STATEMENTS OF OPERATIONS

for the Year Ended December 31, 2023

(in thousands, except shares and per share data)

		CIMERLI Disposition				UDENYCA Disposition
	Historical Coherus	CIMERLI Disposition (4a)	CIMERLI Transaction Accounting Adjustment (4b)	YUSIMRY Disposition (4c)	Subtotal adjusted for historical transactions	UDENYCA Disposition (4d)	UDENYCA Transaction Accounting Adjustment (4e)	Combined Statements of Operations
Net revenue	$257,244	$(125,388)	$-	$(3,574)	$128,282	$(127,064)	$-	$1,218
Costs and expenses:
Cost of goods sold	158,992	(73,975)	-	(50,668)	34,349	(33,911)	-	438
Research and development	109,436	(2,605)	-	(4,812)	102,019	(5,909)	-	96,110
Selling, general and administrative	192,015	(32,298)	-	(7,774)	151,943	(31,485)	-	120,458
Total costs and expenses	460,443	(108,878)	-	(63,254)	288,311	(71,305)	-	217,006
Income (loss) from operations	(203,199)	(16,510)	-	59,680	(160,029)	(55,759)	-	(215,788)
Interest expense	(40,542)	-	24,700	-	(15,842)	-	4,763	(11,079)
Other income (expense), net	5,469	(68)	-	-	5,401	(676)	-	4,725
Income (loss) before income taxes	(238,272)	(16,578)	24,700	59,680	(170,470)	(56,435)	4,763	(222,142)
Income tax provision (benefit)	(380)	-	-	-	(380)	-	-	(380)
Net income (loss) from continuing operations	$(237,892)	$(16,578)	$24,700	$59,680	$(170,090)	$(56,435)	$4,763	$(221,762)

Basic and diluted net loss per share from continuing operations	$(2.53)							$(2.36)
Weighted-average number of shares used in computing basic and diluted net loss per share from continuing operations	94,162,637							94,162,637

See accompanying notes to the unaudited pro forma condensed combined financial information.

Coherus BioSciences, INC.

Notes to the Pro Forma Condensed COMBINED Financial Information

(unaudited)

1.	Description of the Combined Transactions

The UDENYCA Disposition

On December 2, 2024, Coherus entered into the UDENYCA Purchase Agreement by and between Coherus and Purchaser. The UDENYCA Disposition occurred on April 11, 2025.

Pursuant to the terms and subject to the conditions set forth in the UDENYCA Purchase Agreement, Coherus agreed to divest the UDENYCA Business to Purchaser for $483.4 million in cash, inclusive of $118.4 million for UDENYCA inventory. Such consideration is subject to certain adjustments that will be finalized following the closing pursuant to the UDENYCA Purchase Agreement. Coherus is eligible to receive two additional payments of $37.5 million each. The first such payment is payable to Coherus if Net Sales of UDENYCA for four consecutive fiscal quarters within the first five full fiscal quarters following the UDENYCA Disposition Date are equal to or greater than $300 million, and the second such payment is payable to Coherus if Net Sales of UDENYCA for four consecutive fiscal quarters within the first seven full fiscal quarters following the UDENYCA Disposition Date are equal to or greater than $350 million.

The following transactions relate to the UDENYCA Disposition:

●	UDENYCA Transition Services Agreement: On the UDENYCA Disposition Date, Coherus and Purchaser entered into a transition services agreement (the “UDENYCA TSA”) pursuant to which, Coherus will provide to Purchaser certain specified transition services on the terms and subject to the conditions set forth in the UDENYCA TSA. The transition services provided under the UDENYCA TSA will run for the periods of time set forth in the schedules to the UDENYCA TSA, and are expected to be substantially completed by the end of 2025. Coherus could not reasonably estimate the impact of the UDENYCA TSA; thus, the impact has been excluded from the unaudited pro forma condensed combined financial information.
●	Convertible Notes: In connection with the UDENYCA Disposition, Coherus assumes the payment of $230 million in aggregate principal amount, $0.7 million accrued interest and $3.8 million of transaction related expenses to repurchase all outstanding Convertible Notes pursuant to both the Private Repurchases with certain holders of the Convertible Notes and the assumed repurchase of all remaining Convertible Notes pursuant to the Fundamental Change Repurchases. For pro forma purposes it is assumed that the payments pursuant to the Repurchases were made on December 31, 2024.
●	Revenue Purchase and Sale Agreement: In conjunction with the UDENYCA Disposition, Coherus will pay off the remaining amount owed to Coduet related to UDENYCA. If the transaction occurred on December 31, 2024, the payment to Coduet would have been approximately $49.1 million. Such amount represents the multiple of 2.25 and the original purchase price allocated to UDENYCA by the Revenue Purchase and Sale Agreement as reduced by all payments related to UDENYCA already paid by Coherus. After such payment, there will no longer be an obligation to pay any royalties on net sales of UDENYCA to Coduet.

YUSIMRY Disposition

On June 26, 2024, Coherus entered into an asset purchase agreement with HKF (the “YUSIMRY Purchase Agreement”).

Pursuant to the terms and subject to the conditions set forth in the YUSIMRY Purchase Agreement, Coherus agreed to divest its YUSIMRY franchise through the sale of certain assets, including intellectual property exclusively related to YUSIMRY, certain contracts related to YUSIMRY, YUSIMRY inventory, and all activities related to research and development of YUSIMRY, to HKF and the assumption of certain liabilities by HKF, including $17.0 million of inventory purchase commitments, but not including certain identified excluded assets and excluded liabilities for upfront, all-cash consideration of $40.0 million received on June 26, 2024.

Pursuant to the YUSIMRY Purchase Agreement, the closing of the YUSIMRY Disposition occurred on the YUSIMRY Disposition Date. The following transaction relates to the YUSIMRY Disposition:

●	YUSIMRY Transition Services Agreement (the “YUSIMRY TSA”): On the YUSIMRY Disposition Date, Coherus and HKF entered into the YUSIMRY TSA pursuant to which, Coherus has provided to HKF certain specified transition services on the terms and subject to the conditions set forth in the YUSIMRY TSA. The transition services provided under the YUSIMRY TSA ran for the periods of time set forth in the schedules to the YUSIMRY TSA and were substantially completed by December 31, 2024. YUSIMRY TSA income recorded from the YUSIMRY Disposition Date through December 31, 2024 is presented in Historical Coherus in other income (expense), net. No estimate is included for any period after December 31, 2024.

CIMERLI Disposition

On the CIMERLI Disposition Date, Coherus completed the sale of all issued and outstanding interests of Coherus Ophthalmology LLC from Coherus to Sandoz Inc. (“Sandoz”). Pursuant to the Purchase and Sale Agreement (the “CIMERLI Purchase Agreement”) dated January 19, 2024 between Coherus and Sandoz, Sandoz paid to Coherus $170.0 million in cash plus an additional $17.8 million for CIMERLI product inventory and prepaid manufacturing assets. The CIMERLI Disposition also included Coherus’ CIMERLI biologics license application, ophthalmology sales and select field reimbursement teams, and access to proprietary commercial software.

The following transactions relate to the CIMERLI Disposition:

●	CIMERLI Transition Services Agreement (the “CIMERLI TSA”): On the CIMERLI Disposition Date, Coherus and Sandoz entered into the CIMERLI TSA pursuant to which Coherus has provided to Sandoz certain specified transition services on the terms and subject to the conditions set forth in the CIMERLI TSA. The transition services provided under the CIMERLI TSA will run for the periods of time set forth in the schedules to the CIMERLI TSA, but are expected to extend no later than July 15, 2025. CIMERLI TSA income recorded from the CIMERLI Disposition Date through December 31, 2024 is presented in Historical Coherus in other income (expense), net. No estimate is included for any period after December 31, 2024.
●	Partial Prepayment of 2027 Term Loans: On February 5, 2024, Coherus entered into a Consent, Partial Release and Third Amendment with the lenders of the 2027 Term Loans which required that upon the consummation of the CIMERLI Disposition, Coherus make a partial prepayment of the principal amounts outstanding under the 2027 Term Loans. Coherus repaid $175.0 million of the existing principal balance of $250.0 million, plus the prepayment premium and make-whole amount totaling $6.8 million using proceeds from the CIMERLI Disposition in April 2024. The remainder of the principal amounts outstanding under the 2027 Term Loans were paid off on May 8, 2024. The $175.0 million early partial prepayment of the 2027 Term Loans in April 2024 was accounted for as a debt modification.

The transaction accounting adjustments to reflect the Combined Transactions include but are not limited to:

●	the separation of the operations and transferred assets related to UDENYCA from Coherus and the transfer of those assets to Intas reflected in the “UDENYCA Disposition” column;
●	the separation of the operations related to YUSIMRY from Coherus reflected in the “YUSIMRY Disposition” column;
●	the separation of the operations related to CIMERLI from Coherus reflected in the “CIMERLI Disposition” column;
●	the assumed repurchase of 100% of Coherus’ Convertible Notes through the Repurchases;

●	the payment to Coduet on the UDENYCA Disposition Date required by the Revenue Purchase and Sale Agreement; and
●	the partial prepayment of Coherus’ 2027 Term Loans.

2.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared by management under U.S. generally accepted accounting principles (“U.S. GAAP”) in accordance with Article 11 and is presented in U.S. dollars. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of Coherus before and after the UDENYCA Disposition. The pro forma adjustments related to the Combined Transactions are based upon actual information and certain assumptions which management believes are reasonable and are described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 reflects adjustments that present the UDENYCA Disposition and the related transactions as if they had occurred on December 31, 2024. No adjustments were made for transactions that were already reflected in the balance sheet as of December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 reflects adjustments that give effect to Coherus’ results of operations as if the Combined Transactions had occurred on January 1, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 has been recast to exclude results from discontinued operations and only present income (loss) from continuing operations.

The pro forma financial information does not give effect to any anticipated synergies, dis-synergies operating efficiencies, tax savings or cost savings that may be associated with the Combined Transactions including the related transactions. Coherus expects to use tax attributes, which were previously not deemed realizable, to offset substantially all the U.S. federal income taxes related to the UDENYCA Disposition. There were no pre-existing contractual relationships between (i) Coherus and Sandoz, (ii) Coherus and HKF and (iii) Coherus and Intas during the periods presented in the unaudited pro forma condensed combined financial information.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 reflects the following adjustments:

Transaction Accounting Adjustments related to the Dispositions

(a)	The information in the “UDENYCA Disposition” column in the unaudited pro forma condensed combined balance sheet is derived from Coherus’ condensed consolidated financial information and the related accounting records as of December 31, 2024. It reflects assets transferred to Purchaser pursuant to the UDENYCA Purchase Agreement and certain assets derecognized.
(b)	Represents the net cash of $465.4 million received in connection with the UDENYCA Disposition, which consists of the gross cash proceeds of $483.4 million in cash received by Coherus as consideration for the sale of the UDENYCA Business, including the payment for UDENYCA product inventory pursuant to the UDENYCA Purchase Agreement, net of the estimated transaction costs of $18.0 million. As of December 31, 2024, $6.6 million of transaction costs were accrued in Coherus’ historical financial statements. The transaction costs include incremental professional fees (e.g., legal, advisory, accounting and other professional fees) that are directly attributable to the UDENYCA Disposition. Coherus expects to use tax attributes, which were previously not deemed realizable, to offset substantially all the U.S. federal income taxes related to the UDENYCA Disposition.

The nonrecurring adjustment for pro forma gain on the UDENYCA Disposition of $355.4 million, as outlined in the table below, is based on UDENYCA’s unaudited balance sheet information as of December 31, 2024. Adjustments (3a) and (3b) only appear within accumulated deficit of the pro forma condensed combined balance sheet, as the pro forma income statements only present income (loss) from continuing operations. The actual gain on the disposition will be based on UDENYCA’s balance sheet information as of the UDENYCA Disposition Date and therefore is subject to change.

(amounts in thousands)
Cash received from Intas upon closing of the UDENYCA Disposition	$483,400
Subtract: Estimated transaction costs after December 31, 2024	(11,466)
Net proceeds	471,934
Subtract: Recorded carrying amount of net assets sold and derecognized upon disposition	(116,564)
Adjustment for pro forma gain on the UDENYCA Disposition	$355,370

(c)	Coherus assumes the payment of $230 million in aggregate principal amount, $0.7 million accrued interest and $3.8 million of transaction expenses to repurchase all outstanding Convertible Notes pursuant to both the Private Repurchases with certain holders of the Convertible Notes and the assumed repurchase of all remaining Convertible Notes pursuant to the Fundamental Change Repurchases. Coherus assumes the completion of the Fundamental Change Repurchases because the UDENYCA Disposition constituted a Fundamental Change (as defined in the Indenture). Transaction expenses of $3.8 million and the write-off of unamortized issuance costs of $1.8 million results in a $5.6 million adjustment to accumulated deficit which only appears within the pro forma condensed combined balance sheet, as the pro forma income statements only present income (loss) from continuing operations. For pro forma purposes it is assumed that the payments pursuant to the Repurchases were made on December 31, 2024.
(d)	The $49.1 million reduction in cash reflects the pay-off of the UDENYCA portion of the Revenue Purchase and Sale Agreement as if it occurred as of December 31, 2024, and is offset by adjustments of $1.2 million in accrued and other current liabilities and $15.7 million in other liabilities, non-current liabilities, the derecognition of the related derivative liability of $12.9 million in accrued and other current liabilities, and a $19.3 million increase in accumulated deficit related to the final remeasurement of the derivative liability prior to its settlement. The liabilities for the remaining portion of the Revenue Purchase and Sale Agreement and derivative that are unrelated to UDENYCA will remain with Coherus and thus were not adjusted.
4.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 reflects the below adjustments. For the year ended December 31, 2023, Coherus has included the unaudited pro forma condensed combined statement of operations which has been recast to exclude results from discontinued operations and only present income (loss) from continuing operations.

Transaction Accounting Adjustments related to the CIMERLI Disposition

(a)	The information in the “CIMERLI Disposition” column in the unaudited pro forma condensed combined statements of operations is derived from Coherus’ condensed consolidated financial information and the related accounting records for the periods presented and reflects the elimination of the historical operating results of CIMERLI. Certain general corporate overhead expenses that were allocable, but not directly attributable, to CIMERLI’s operations, did not qualify for discontinued operations presentation and are thus included in Coherus’ continuing operations. The pro forma adjustments for the CIMERLI Disposition do not purport to reflect what CIMERLI’s results of operations would have been on a stand-alone basis and are not necessarily indicative of future results of operations.
(b)	To reflect the derecognition of historical interest expense of $6.3 million for the year ended December 31, 2024, related to the early partial prepayment of $175.0 million of Coherus’ 2027 Term Loans as if the CIMERLI Disposition and the related transactions had occurred on January 1, 2024. For the year ended December 31, 2023, historical interest expense of $24.7 million has been recast to adjust for discontinued operations.

Transaction Accounting Adjustments related to the YUSIMRY Disposition

(c)	The information in the “YUSIMRY Disposition” column in the unaudited pro forma condensed combined statements of operations is derived from Coherus’ condensed consolidated financial information and the related accounting records for the periods presented and reflects the elimination of the historical operating results of YUSIMRY. Certain general corporate overhead expenses that were allocable, but not directly attributable, to YUSIMRY’s operations, did not qualify for discontinued operations presentation and are thus included in Coherus’ continuing operations. The pro forma adjustments for the YUSIMRY Disposition do not purport to reflect what YUSIMRY’s results of operations would have been on a stand-alone basis and are not necessarily indicative of future results of operations.

Transaction Accounting Adjustments related to the UDENYCA Disposition

(d)	The information in the “UDENYCA Disposition” column in the unaudited pro forma condensed combined statements of operations is derived from Coherus’ condensed consolidated financial information and the related accounting records for the periods presented and reflects the elimination of the historical operating results of UDENYCA. Certain general corporate overhead expenses that were allocable, but not directly attributable, to UDENYCA’s operations, did not qualify for discontinued operations presentation and are thus included in Coherus’ continuing operations. The pro forma adjustments for the UDENYCA Disposition do not purport to reflect what UDENYCA’s results of operations would have been on a stand-alone basis and are not necessarily indicative of future results of operations.
(e)	To reflect the derecognition of historical interest expense of $4.8 million for the year ended December 31, 2024, related to the assumed repurchase of $230.0 million of Coherus’ Convertible Notes in the Repurchases as if the UDENYCA Disposition and the related transactions had occurred on January 1, 2024. For the year ended December 31, 2023, historical interest expense of $4.8 million has been recast to adjust for discontinued operations.
5.	Pro Forma Net Loss Per Share from Continuing Operations

The below table presents the calculation of pro forma combined basic and diluted net loss per share from continuing operations of Coherus common stock for the years ended December 31, 2024 and 2023, as if the Combined Transactions had occurred on January 1, 2024:

	Year Ended December 31,
(amounts in thousands, except share and per share amounts)	2024	2023
Pro forma net loss from continuing operations	$(215,979)	$(221,762)
Weighted average common shares outstanding, excluding the Combined Transactions	114,547,340	94,162,637
Shares that vested, net of shares withheld for taxes, in connection with the transfer of certain employees to Sandoz	7,411	-
Estimated shares to vest, net of shares withheld for taxes, in connection with the transfer of certain employees to Accord	14,996	-
Pro forma weighted average number of shares - basic and diluted **	114,569,747	94,162,637
Basic and diluted net loss per share from continuing operations	$(1.89)	$(2.36)

** The following pro forma outstanding dilutive potential shares were excluded from the calculation of pro forma diluted net loss per share from continuing operations due to their anti-dilutive effect:

	Dilutive Potential Shares
	for the Year Ended December 31,
	2024	2023
Stock options, including shares subject to ESPP	28,820,016	24,083,222
Restricted stock units	901,104	2,266,387
Shares issuable upon conversion of Convertible Notes	-	11,942,152
Total	29,721,120	38,291,761

The amounts in the table above exclude any shares contingently issuable pursuant to the Contingent Value Rights Agreement, dated September 8, 2023, by and among Coherus and Computershare Inc. and its affiliate Computershare Trust Company, N.A. because the conditions that could result in a payment becoming due were not met.